EXHIBIT 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of May 29, 2009 by and between THE PMI GROUP, INC., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) from time to time party to the Credit Agreement referred to below (the Lenders, together with the Administrative Agent, are collectively referred to herein as the “Secured Parties”).

PRELIMINARY STATEMENT

The Company has entered into a Revolving Credit Agreement, dated as of October 24, 2006 (as amended, restated, supplemented, refinanced or replaced from time to time, including as amended and restated as of the date of this Agreement, the “Credit Agreement”), with the Administrative Agent and the Lenders, pursuant to which the Administrative Agent and the Lenders have agreed to make loans and provide other extensions of credit to the Company from time to time, subject to the terms and conditions set forth in the Credit Agreement; and

This Pledge and Security Agreement is being made by the Company in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance of the Secured Obligations (as defined in Article II of this Agreement).

In consideration of the premises set forth herein and in the Loan Documents, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC.

Section 1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Australian Deed Polls” means of (x) that certain Deed Poll, dated as of May 29, 2009, by QBE Lenders’ Mortgage Insurance Limited in favor of the Noteholder (as defined in the QBE Note) from time to time and the Financiers (as defined therein) and (y) that certain Deed Poll, dated as of May 29, 2009, by QBE Holdings (AAP) Pty Limited in favor of the Noteholder (as defined in the QBE Note) from time to time and the Financiers (as defined therein).

“Collateral” shall have the meaning set forth in Article II.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Property” means, with respect to any Person, any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now in existence or owned or hereafter entered into or acquired.

“QBE Note” means the Note Deed entered into in December 2008 (as amended from time to time) between QBE Insurance Group Limited and PMI Mortgage Insurance Co. (as transferred from PMI Mortgage Insurance Co. to the Company).

“QBE Note Purchase Agreement” means the Note Purchase Agreement, entered into as of May 29, 2009, by and between PMI Mortgage Insurance Co. and the Company, as may be amended, restated or supplemented from time to time.

“Requirement of Law” means, as to any Person, any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.1 Grant of Security Interest. As collateral security for the prompt and complete payment, performance and observance of all present and future Obligations, whether at stated maturity, by acceleration or otherwise (including, without limitation, all interest thereon, whether accruing prior or subsequent to the commencement of a bankruptcy or similar proceeding involving the Company as a debtor and whether or not such interest is an allowed claim in any such proceeding) (all of the foregoing being herein referred to as the “Secured Obligations”), the Company hereby assigns, transfers, pledges and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, all of its right, title and interest in, to and under the property described below in this Article II (all of which is collectively referred to as the “Collateral”) for the purposes of creating a first priority security interest in such Collateral:

(i) the QBE Note;

(ii) the QBE Note Purchase Agreement;

(iii) all present and future payments, proceeds, distributions, instruments, compensation, interests and rights with respect to the Collateral, and all monies due or to become due and payable to the Company with respect to the Collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

(iv) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing.

Section 2.2 Limitations on Rights Upon Initial Transfer. Both the Company and the Administrative Agent agree that any transfer of the Collateral to the Administrative Agent prior to the occurrence and continuation of an Event of Default has been made solely to facilitate the Administrative Agent’s exercise of its rights and remedies in respect of the Collateral in the capacity of a secured party under Article 9 of the UCC. Such transfer shall not entitle the Administrative Agent to take any actions in respect of the Collateral in any other capacity, and in no event shall the Administrative Agent be permitted to treat the Collateral as its own property (or as property of the Secured Parties) or exercise rights in respect thereof except as provided in this Agreement or as available to it on default as a secured party under the UCC.

ARTICLE III
DELIVERY OF INSTRUMENTS, SECURITIES, CHATTEL PAPER AND DOCUMENTS

Section 3.1. Delivery of Instruments, Securities, Chattel Paper and Documents. The Company will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement an original of the QBE Note, (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral received after the date of this Security Agreement, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent, and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent any Document evidencing or constituting Collateral and (d) upon the Administrative Agent’s reasonable request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement (each, an “Amendment”), pursuant to which the Company will pledge any additional Collateral. The Company hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional collateral set forth in such Amendments shall be considered to be part of the Collateral.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Company hereby represents, warrants and covenants that:

Section 4.1. Pledged Collateral. Immediately prior to giving effect to this Agreement, the Company is the sole holder of record and the sole beneficial owner of the Collateral free and clear of any Lien thereon or affecting the title thereto, except the Lien created hereunder.

Section 4.2. Place of Perfection; Records; Etc. The organizational number issued to the Company by the State of Delaware is 2366199. The federal employer identification number of the Company is 94-3199675. The Company agrees to furnish to the Administrative Agent prompt written notice of any change in: (i) the Company’s name; (ii) the location of the Company’s chief executive office or its principal place of business; (iii) the Company’s organizational legal entity designation or jurisdiction of incorporation or formation; (iv) the Company’s federal taxpayer identification number or organizational identification number assigned to it by its jurisdiction of incorporation or formation; or (v) the acquisition by the Company of any property that constitutes Collateral and for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s security interest therein. The Company agrees not to effect or permit any change referred to in the preceding sentence unless the Company has made or requested to be made all filings under the UCC or other applicable law that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected, first priority security interest in the Collateral, all of which filings shall be in form and substance satisfactory to the Administrative Agent.

Section 4.3. Sale or Other Disposition of Pledged Collateral. The Company will not assign (by operation of law or otherwise), sell, lease, transfer, encumber, pledge or grant a Lien on the Collateral in favor of any Person other than the Administrative Agent or otherwise dispose of or abandon, nor will it suffer or permit any of the same to occur with respect to, any Collateral, and the inclusion of “proceeds” of the Collateral under the security interest granted herein shall not be deemed a consent by the Administrative Agent or any other Secured Party to any sale or other disposition of any Collateral.

Section 4.4. Authority; Binding Obligation. The Company has the right and requisite corporate authority to pledge, assign, deliver and set over the Collateral to the Administrative Agent as provided herein. This Security Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.5. Required Consents. Except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally and the filing of a UCC financing statement in the form annexed hereto as Exhibit A in the office of the Secretary of State of the State of Delaware, (i) no consent of any Person (including, without limitation, any shareholders, partners or creditors of the Company) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any Governmental Authority that has not been made or obtained on or prior to the date hereof is required to be made or obtained by the Company in connection with (a) the execution or delivery by the Company, validity or enforceability against the Company, or the performance by the Company of, this Security Agreement, (b) the creation or maintenance by the Company of the security interest created hereby or the perfection thereof (including the first priority nature of such security interest) except as provided under applicable law with respect to the filing of continuation statements or amendments to financing statements and (ii) no consent of any Person (including, without limitation, any shareholders, partners or creditors of the Company) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any Governmental Authority is required to be made or obtained by the Company in connection with the exercise by the Administrative Agent of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement.

Section 4.6. Nature of Security Interest, etc. No financing statement or security agreement describing all or any portion of the Collateral naming the Company as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming the Administrative Agent as the secured party. The Company will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral. The Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming it as debtor covering all or any portion of the Collateral without the prior written consent of the Administrative Agent, subject to the Company’s rights under Section 9-509(d)(2) of the UCC. Upon the filing of a UCC financing statement in the form annexed hereto as Exhibit A in the office of the Secretary of State of the State of Delaware, the pledge of the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Collateral, securing the prompt and complete payment, performance and observance of the Secured Obligations, subject to no other Lien.

Section 4.7. Modification of Agreements. It will not, without the prior written consent of the Administrative Agent, execute any document or instrument or take any other action of any kind which may, in the reasonable judgment of the Administrative Agent, reasonably be expected to have an adverse effect on the value of the Collateral or any rights or remedies in respect of the Collateral of the Secured Parties set forth in or arising under this Security Agreement, including but not limited to agreeing to any modification, amendment, waiver, or consent under or with respect to the QBE Note, the QBE Note Purchase Agreement, the Australian Deed Polls, or the provisions of the QBE Share Sale Agreements relating to or affecting the QBE Note, in each case having such effect.

Section 4.8. Further Assurances. It will, at its sole cost and expense, perform all acts and promptly execute, acknowledge and deliver all such documents and instruments and take all such actions, in each case, reasonably requested by the Administrative Agent from time to time to evidence, perfect, maintain or enforce the Administrative Agent’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement. In addition and without limiting the foregoing, the Company will (w) promptly from time to time following the request of the Administrative Agent, request that the issuer of the QBE Note furnish any and all notices, reports and other information relating to the QBE Note that the Company is then entitled to receive (whether pursuant to the terms of the QBE Note or otherwise) and upon receipt thereof will deliver copies of same to the Administrative Agent (x) promptly forward to the Administrative Agent true and complete copies of any notices received or given by the Company or PMI Insurance relating to the QBE Note or the amount actually or potentially owed thereon, including but not limited to any notice or other communication regarding a breach of “Warranties” or relating to the “Actual Insurance Loss Percentage”, as applicable, under either of the QBE Share Sale Agreements, together with copies of any responses thereto, (y) keep the Administrative Agent fully informed of any reduction to the QBE Note Interest (other than by virtue of the capitalization of any such portion thereof in accordance with the terms of the QBE Note as in effect on the Restatement Effective Date) or to the QBE Note Principal, in each case that has occurred pursuant to Section 7 of the QBE Note or otherwise and (z) take any and all actions necessary, or in the reasonable opinion of the Administrative Agent desirable, to (i) defend title to the Collateral against all Persons and (ii) defend the security interest of the Administrative Agent in the Collateral and the priority thereof.

Section 4.9. Authority; Binding Obligation of QBE Note and Australian Deed Polls.

(a) To the best of its knowledge, the QBE Note has been duly authorized, authenticated or issued and delivered by the Issuer thereof, and is the legal, valid and binding obligation of such issuer enforceable in accordance with its terms, and as of the date of this Agreement, the Issuer is not in default thereunder.

(b) To the best of its knowledge, each of the Australian Deed Polls is the legal, valid and binding obligation of each party thereto.

Section 4.10. Adjustments to the QBE Note Amount. Except with the prior written consent of the Administrative Agent, the Company will not and will not suffer or permit any of its Subsidiaries to agree to any reduction of the QBE Note Principal or QBE Note Interest (including, but not limited to, consenting to any “Claim” respecting a breach of “Warranties” or agreeing to resolution of the amount of the “Actual Insurance Loss Percentage” (as each such term is defined in the applicable QBE Share Sale Agreement) that would result in such an adjustment) (i) if at the time of such proposed adjustment or immediately after giving effect thereto (irrespective of whether a Default or Event of Default has occurred or is then continuing) the QBE Note Amount is or would be less than an amount equal to 125% of the Aggregate Commitments then outstanding or (ii) at any time during the continuance of an Event of Default.

Section 4.11. Notices under Australian Deed Polls. The Company acknowledges and agrees that the Administrative Agent shall at all times have the right to obtain information and notices, and exercise such other rights, as are provided to the Administrative Agent under, and pursuant and subject to the terms and conditions set forth in, the Australian Deed Polls.

ARTICLE V
APPLICATION OF CASH COLLATERAL; EXPENSES

Section 5.1. Application of Cash Collateral. Any monies received and retained by the Administrative Agent as additional collateral hereunder pursuant to the foregoing provisions may, at any time and from time to time, be applied by the Administrative Agent in the manner set forth in Section 8.03 of the Credit Agreement.Section 5.2. Expenses. Company will upon demand pay the Administrative Agent or any other Secured Party for any and all reasonable out-of-pocket costs, sums, and expenses which such Persons may pay or incur pursuant to the provisions of this Security Agreement or in enforcing the Secured Obligations, the Collateral or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, telephone fees, duplicating fees and reasonable attorneys’ fees and expenses. Such expenses shall include, without limitation, any such costs paid or incurred by the Administrative Agent or any other Secured Party in connection with any waivers, amendments, modifications, extensions, renewals or renegotiations. All of the foregoing shall be part of the Secured Obligations and be payable on demand.

ARTICLE VI
REMEDIES

Section 6.1. Remedies Upon an Event of Default.

(a) Upon the occurrence and for so long as an Event of Default is continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time (whether or not applicable to the affected Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Collateral or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Administrative Agent may grant options, the Company hereby waiving and releasing any and all equity and right of redemption. Without limiting the generality of the foregoing, upon the occurrence and for so long as an Event of Default is continuing, the Administrative Agent may exercise any or all of the following (i) any and all rights and remedies to, without notice to the Company, compromise and settle, and to reach accord and satisfaction regarding, the amount due on the QBE Note, (ii) any and all rights and remedies to enforce the QBE Note against the parties thereto and (iii) any and all rights and remedies provided to the Administrative Agent under any of the Australian Deed Polls.

(b) If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral. In no event shall the Company be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Administrative Agent.

(c) The Administrative Agent or any other Secured Party may purchase any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, the Administrative Agent or any other Secured Party may purchase such Collateral at private sale, free from any right of redemption, which is hereby waived and released to the extent permitted by applicable law, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

(d) The Administrative Agent shall apply the cash proceeds actually received from any sale or other disposition of the Collateral to the payment of the Secured Obligations as provided in Section 8.03 of the Credit Agreement. The Company shall remain liable for any deficiency with respect to the Secured Obligations, which shall bear interest and be payable at the interest rate applicable to such Secured Obligations at such time. The rights of the Company to receive any surplus, if any, shall be subject to any duty of the Administrative Agent imposed by law to the holder of any subordinate security interest in the Collateral known to the Administrative Agent. Nothing contained herein shall be construed as requiring the Administrative Agent to take any such action at any time.

(e) Except for any notices or advertisements required by applicable law which are not permitted to be waived, no demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Administrative Agent shall give the Company at least ten days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Company agrees is reasonable, all other demands, advertisements and notices being hereby waived except as set forth above.

(f) The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(g) The Company agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Security Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Company waives the benefit of all such laws to the extent it lawfully may do so. The Company agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Company by the Administrative Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Administrative Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Company in any respect.

(h) The Company acknowledges and agrees that the exercise by the Administrative Agent of its rights and remedies under this Security Agreement, or the QBE Note, or any of the Australian Deed Polls shall not be deemed to be an election or proposal to retain the Collateral in satisfaction, in whole or in part, of the Secured Obligations.

Section 6.2. Specific Performance. The Company acknowledges and agrees that its failure to perform the obligations provided by Sections 4.07, 4.08, 4.10, and 4.11 of this Security Agreement will result in irreparable injury to the Secured Parties for which there is no adequate remedy at law, and that it will not be possible to measure damages for such injuries precisely. In addition, and without limiting the generality of the foregoing, the Company acknowledges that (i) because of its financial circumstances an award against it of monetary damages in addition to the amounts that it already owes in respect of the Obligations is of uncertain collectibility, (ii) the provisions of Sections 4.07, 4.08, 4.10, and 4.11 are required and intended to assure to the Administrative Agent for the benefit of the Secured Parties certain critical and specific rights in respect of the QBE Note provided to them as Collateral for the repayment of the Obligations, for which rights an award of damages would be an inadequate and insufficient substitute, and (iii) the provisions of Sections 4.07, 4.08, 4.10, and 4.11 and their specific performance are required and intended to provide to the Administrative Agent and the Secured Parties certain critical rights with respect to the QBE Note as Collateral which the issuer of the QBE Note and the purchasers under the QBE Share Sale Agreements have acknowledged the Company enjoys against such issuer and purchasers directly and specific performance of such provisions by the Company is essential to provide such rights to the Administrative Agent and Secured Parties, and (iv) in exchange for and in reliance on obtaining such rights, including specifically the right to enforce Sections 4.07, 4.08, 4.10 and 4.11 by specific performance, the Secured Parties have released certain other Collateral previously provided to them and provided certain waivers and amendments to the Credit Agreement that have enabled the Company to avoid an immediate Event of Default. Accordingly, the Administrative Agent shall, in addition to any other claims or actions for damages or other remedies, be entitled to entry of a decree of specific performance, including a temporary restraining order, preliminary and/or permanent injunction and other equitable remedies in connection with any breach or violation by the Company of any of Sections 4.07, 4.08, 4.10, or 4.11 of this Security Agreement. The Company (a) specifically waives the right to notice of the presentation of a motion for the entry of a temporary restraining order specifically to perform such provisions, (b) agrees that one Business Day’s notice shall be adequate notice of the presentation of a motion for entry of a preliminary injunction specifically to perform such provisions, (c) agrees that five Business Days’ notice shall be adequate notice of the presentation of a motion for entry of a permanent injunction specifically to perform such provisions, and (d) agrees that a temporary restraining order, and a preliminary or permanent injunction, enforcing any and all such provisions and ordering their specific performance by the Company may each be entered at any time and from time to time without the posting of any bond by or in favor of the Administrative Agent or Secured Parties, and unconditionally and irrevocably waives all rights to seek or require the posting of such a bond.

Section 6.3. All Remedies Cumulative. The remedies provided herein in favor of the Administrative Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Administrative Agent existing at law or in equity.         .

ARTICLE VII
ATTORNEY IN FACT; PROXY

Section 7.1. Administrative Agent Appointed Attorney-in-Fact. (a) To effectuate the terms and provisions hereof, the Company hereby appoints the Administrative Agent as its attorney-in-fact for the purpose, from and after the occurrence and for so long as an Event of Default is continuing, of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Administrative Agent shall, from and after the occurrence and for so long as an Event of Default is continuing, have the right and power to:

(i)	receive, endorse and collect all checks and other orders for the payment of money made payable to the Company representing any interest or dividend or other distribution or amount payable in respect of the Collateral or any part thereof and to give full discharge for the same, and

(ii)	to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral and to exercise all rights and privileges of (or on behalf of) the owner of the Collateral.

(b) All acts done under the foregoing authorization are hereby ratified and approved by the Company and neither the Administrative Agent, any Affiliate of the Administrative Agent, any agent, any other Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law except for acts of gross negligence or willful misconduct.

(c) This power of attorney, being coupled with an interest, is irrevocable until the Termination Date (as defined below) has occurred.

Section 7.2. Administrative Agent’s Duties; Reasonable Care. (a) The Administrative Agent shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if the Administrative Agent maintains safe custody of such Collateral and, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Collateral (herein called “Events”),

(i) the Administrative Agent exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Company of any Events applicable to any Collateral which is registered and held in the name of the Administrative Agent or its nominee,

(ii) the Administrative Agent gives the Company reasonable notice of the occurrence of any Events, of which the Administrative Agent has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Administrative Agent or its nominee (the Company agreeing to give the Administrative Agent reasonable notice of the occurrence of any Events applicable to any securities in the possession of the Administrative Agent of which the Company has received knowledge), and

(iii) in the exercise of its sole discretion (x) the Administrative Agent endeavors to take such action with respect to any of the Events as the Company may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (y) if the Administrative Agent determines that the action requested might adversely affect the value of the Collateral as collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Administrative Agent or any Secured Party, the Administrative Agent gives reasonable notice to the Company that any such requested action will not be taken and if the Administrative Agent makes such determination or if the Company fails to make such timely request, the Administrative Agent takes such other action as it deems advisable in the circumstances.

(b) Except as hereinabove specifically set forth, the Administrative Agent shall have no further obligation to ascertain the occurrence of, or to notify the Company with respect to, any Events and shall not be deemed to assume any such further obligation as a result of the establishment by the Administrative Agent of any internal procedures with respect to any securities in its possession, nor shall the Administrative Agent be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or the Company’s rights in the Collateral or against any prior parties thereto, but the same shall be at the Company’s sole risk and responsibility at all times.

(c) The Company hereby releases the Administrative Agent and the Secured Parties from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Collateral and/or any actions taken or omitted to be taken by the Administrative Agent or the Secured Parties with respect thereto (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Administrative Agent or the Secured Parties) and the Company hereby agrees to hold the Administrative Agent and the Secured Parties harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Administrative Agent or the Secured Parties).

Section 7.3. Rights and Remedies Not Waived. The Administrative Agent’s prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations. No act, omission or delay by the Administrative Agent or any other Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

Section 7.4. Administrative Agent May Perform. If the Company fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Company pursuant to the terms of Section 5.05 hereof.

ARTICLE VIII
EXPENSES; GENERAL PROVISIONS

Section 8.1. SETOFF; WAIVER OF JURY TRIAL AND SETOFF; CONSENT TO JURISDICTION, ETC. (a) IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS SECURITY AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE COMPANY ON THE ONE HAND AND THE ADMINISTRATIVE AGENT, OR ANY ONE OR MORE OF THE SECURED PARTIES ON THE OTHER HAND, THE COMPANY HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, (i) WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, RECOUPMENT, COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LEGAL ACTION OR PROCEEDING, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, RECOUPMENT, COUNTERCLAIM OR CROSS-CLAIM, UNLESS SUCH SETOFF, RECOUPMENT, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION AND (ii) WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES (AND AGREES THAT IT MAY RECOVER ONLY ACTUAL DAMAGES, AND ONLY IF AND TO THE EXTENT DETERMINED IN A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION, WHICH IS NO LONGER SUBJECT TO APPEAL TO HAVE RESULTED FROM SUCH OTHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE COMPANY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON ANY SECURITY FOR THE SECURED OBLIGATIONS AND (2) THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS PROVIDED FOR IN SECTION 8.03 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d) NO PROVISION OF THIS SECURITY AGREEMENT OR ANY OTHER SECURITY DOCUMENT SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, OR OTHER SECURED PARTY TO EXERCISE SELF-HELP REMEDIES SUCH AS SETOFF OR OBTAINING PROVISIONAL OR ANCILLARY REMEDIES FROM A COURT OF COMPETENT JURISDICTION BEFORE, AFTER, OR DURING THE PENDENCY OF ANY ARBITRATION OR OTHER PROCEEDING. THE EXERCISE OF A REMEDY DOES NOT WAIVE THE RIGHT THAT ANY PARTY MAY HAVE TO RESORT TO ARBITRATION OR REFERENCE.

(e) THE COMPANY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE COMPANY HEREBY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT.

(f) THE COMPANY AGREES THAT THIS SECTION 8.01 IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND ACKNOWLEDGES THAT THE SECURED PARTIES WOULD NOT EXTEND TO THE COMPANY ANY FINANCIAL ACCOMMODATIONS IF THIS SECTION 8.01 WERE NOT PART OF THIS SECURITY AGREEMENT.

Section 8.2. Admissibility of Security Agreement. The Company agrees that any copy of this Security Agreement signed by the Company and transmitted by telecopier for delivery to the Administrative Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Section 8.3. Address for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (unless otherwise expressly provided herein) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Company, at the address specified below its signature below; and if to the Administrative Agent, at its address specified below its signature below or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All notices and communications given by a telecommunications device shall be capable of creating a written record of confirmation receipt. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier or personal delivery, and shall be effective when received.

Section 8.4. Amendments and Modification. No provision hereof shall be amended, supplemented or otherwise modified, altered, waived or limited except by written instrument expressly referring to this Security Agreement and to such provision, and executed by all parties to this Security Agreement.

Section 8.5. Continuing Security Interest; Assignments. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the date (the “Termination Date”) that is the earliest to occur of (i) the date on which Liens created hereunder are released by the Administrative Agent upon the written consent of all the Lenders pursuant to Section 10.01 of the Credit Agreement and (ii) the date on which the Credit Agreement has been irrevocably and permanently terminated and all of the Secured Obligations have been paid in full in immediately available funds, (b) be binding upon and inure to the benefit of, and be enforceable by, the Company and its successors and assigns, and (c) be binding upon and inure to the benefit of, and be enforceable by, the Administrative Agent and its successors, transferees and assigns.

Section 8.6. Payments As Secured Obligations. All amounts payable from time to time by the Company hereunder shall constitute part of the Secured Obligations.

Section 8.7. Counterparts. This Security Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

Section 8.8. Captions; Separability. The captions of the various sections and paragraphs of this Security Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Security Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Security Agreement.

Section 8.9. Security Interest Absolute. All rights of the Administrative Agent and security interests hereunder, and all of the obligations of the Company hereunder, shall be absolute and unconditional, irrespective of:

(i) the lack of validity or enforceability of any Loan Document, any other Security Document, any particular Secured Obligation or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, any other Security Document or any other agreement or instrument relating thereto;

(iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a third party grantor of a security interest or Lien.

Section 8.10. Termination. On the Termination Date, this Security Agreement shall terminate and the Administrative Agent, at the written request and expense of the Company, will promptly execute and deliver to the Company a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent or which may have been transferred or assigned to the Administrative Agent in connection with the grant of the security interests hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement.

Section 8.11. Governing Law. This Security Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Security Agreement.

Section 8.13. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Security Agreement which are valid.

Section 8.14. Schedules. The Administrative Agent is authorized to annex hereto any schedules referred to herein.

Section 8.15. Acknowledgment of Receipt. The Company acknowledges receipt of a copy of this Security Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Security Agreement as of the date first above written.

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.

Name:	Donald P. Lofe, Jr.
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Address:

3003 Oak Road
Walnut Creek, CA 94597-2098
Attention: Chief Financial Officer
Telephone: 925-658-6530
Telecopier: 925-658-6519

with copies to:

Corporate Treasurer
Telephone: 925-658-6204
Telecopier: 925-658-6519
and
General Counsel
Telephone: 925-658-6212
Telecopier: 925-658-6175

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:	/s/ Tyler D. Levings

Name:	Tyler D. Levings
Title:	Senior Vice President

Address:

Bank of America, N.A.
Agency Management
1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103
Attention: Aamir Saleem
Telephone: 415 436 2769
Telecopier: 415 503 5089
Electronic Mail: aamir.saleem@bankofamerica.com